Exhibit 99.1

New Relic Announces Third Quarter of Fiscal Year 2017 Results
Revenue increased 43% year-over-year to $68.1 million in the third quarter
>17 percentage points of GAAP operating margin expansion year-over-year
Fifth consecutive quarter of positive cash from operations
San Francisco – February 7, 2017 – Digital Intelligence leader New Relic, Inc. (NYSE: NEWR) today announced financial results for the third fiscal quarter ended December 31, 2016.
“In the third quarter, we delivered record revenue, while delivering significant margin expansion,” said Lew Cirne, CEO and founder of New Relic. “Our growth is fueled by two of the biggest strategic priorities in the enterprise today – the shift to cloud-based platforms, and digital initiatives to analyze the data generated by and through these platforms. When companies want to understand the performance of their applications and the resulting customer experience and business outcomes, they choose New Relic. We believe New Relic is uniquely positioned to meet these needs with our comprehensive and highly scalable cloud-based digital intelligence platform.”
Third Quarter 2017 Financial Highlights:

•	Revenue of $68.1 million, up 43% compared to the third quarter of fiscal 2016 and 7% from the second quarter of fiscal 2017.

•
GAAP loss from operations was $13.9 million for the third quarter of fiscal 2017, compared to $18.2 million for the third quarter of fiscal 2016. Non-GAAP loss from operations was $4.9 million for the third quarter of fiscal 2017, compared to $10.7 million for the third quarter of fiscal 2016.

•
GAAP net loss per share was $0.27 for the third quarter of fiscal 2017 based on 52.3 million weighted-average shares outstanding, compared to $0.37 for the third quarter of fiscal 2016 based on 49.0 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.09 for the third quarter of fiscal 2017, compared to $0.22 for the third quarter of fiscal 2016.

•	Cash, cash equivalents and short-term investments were $195.6 million at the end of the third quarter of fiscal 2017, compared to $197.3 million at the end of the second quarter of fiscal 2017.
Customer Highlights:

•	Paid Business Accounts as of December 31, 2016 of 14,915.

•	Dollar-Based Net Expansion Rate for the third quarter of fiscal 2017 of 125%.

•
New or expanded customers in the third quarter of fiscal 2017 included: ABC Financial Services, Aramark Corporation, ASOS plc, Asurion LLC, BNP Paribas, Braintree Payment Solutions, Bupa UK, Cox Enterprises, Coyote Logistics, Despegar.com, Domino’s Pizza Group, Dunkin Brands Group, Farm Credit Services of America, Freshdesk Inc., Gannett Co, Inc., InsideSales.com, Ithaca College, Klarna AB, MINDBODY, Inc., Morningstar, Nationwide Mutual Insurance Company, Pearson, PGATour.com LLC, PointClickCare, Rakuten Marketing, Royal Dutch Shell, Shopify, Ticketmaster, Travelodge UK Hotels Ltd. and Viacom International.

Third Quarter & Recent Business Highlights:

•
Recognized [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Recognized-as-a-Leader-in-Gartners-Magic-Quadrant-for-Application-Performance-Monitoring-Suites-for-Fifth-Consecutive-Year/] and positioned by Gartner as a leader for the fifth consecutive year in the December 2016 “Magic Quadrant for Application Performance Monitoring Suites”.

•
Delivered New Relic Infrastructure [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Unveils-New-Infrastructure-Offering-Uniting-Application-and-Infrastructure-Management-for-Modern-IT-Operations-Teams/], designed to provide deep, real-time visibility into a company's dynamic cloud and hybrid infrastructure and made available in the AWS Marketplace [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Continues-to-Advance-Cloud-Adoption-With-New-Offering-on-AWS-Marketplace/], making it even easier for operations teams to adopt and monitor the cloud.

•
Previewed Project Seymour [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Previews-Artificial-Intelligence-Technology-Project-Seymour/], which is designed to deliver advanced artificial intelligence and machine learning capabilities.

Exhibit 99.1

•
Released new innovations at FutureStack [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Digital-Intelligence-Platform-Delivers-Full-Stack-Visibility-and-Actionable-Insights-to-Optimize-Amazing-Customer-Experiences/] in addition to New Relic Infrastructure, including Unified Dashboards, Baseline Alerting and Mobile Crash Analysis.

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Ranked [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Ranked-as-One-of-the-Fastest-Growing-Companies-in-North-America-on-Deloittes-2016-Technology-Fast-500/] on Deloitte’s Technology Fast 500™, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and energy tech companies in North America.

•
Announced partnership with Sumo Logic [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/Sumo-Logic-and-New-Relic-Partner-to-Provide-Unified-View-of-Modern-Software-Performance-and-Business-Outcomes/], in order to combine machine data analysis with application and infrastructure performance data in New Relic Insights.

Outlook:
New Relic is initiating its outlook for its fourth quarter of fiscal 2017, as well as updating its outlook for the full fiscal year 2017. New Relic has not reconciled its expectations as to non-GAAP loss from operations or non-GAAP net loss per share to their most directly comparable GAAP measure because certain items, namely stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans, are out of New Relic’s control and cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Fourth Quarter Fiscal 2017 Outlook:

•	Revenue between $70.3 million and $71.3 million, representing year-over-year growth of between 34% and 36%.

•	Non-GAAP loss from operations of between $7.7 million and $8.7 million.

•	Non-GAAP net loss per share of between $0.14 and $0.16. This assumes 53.0 million weighted average common shares outstanding.

•	Full Year Fiscal 2017 Outlook:

•	Revenue between $260.4 million and $261.4 million, representing year-over-year growth of 44%.

•	Non-GAAP loss from operations of between $27.4 million and $28.4 million.

•	Non-GAAP net loss per share of between $0.52 and $0.54. This assumes 52.2 million weighted average common shares outstanding.
Conference Call Details:

•	What: New Relic financial results for the third quarter fiscal 2017 and outlook for the fourth quarter of fiscal 2017 and the full year of fiscal 2017

•	When: February 7, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

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Dial in: To access the call in the U.S., please dial (866) 393-4306, and for international callers, please dial (734) 385-2616. Callers may provide confirmation number 50042082 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

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Replay: Following the completion of the call through 11:59 PM Eastern Time on February 14, 2017, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 50042082.

About New Relic
New Relic is a leading digital intelligence company, delivering full-stack visibility and analytics with more than 14,000 paid business accounts. The New Relic Digital Intelligence Platform provides actionable insights to drive digital business results. Companies of all sizes trust New Relic to monitor application and infrastructure performance so they can quickly resolve issues, and improve digital customer experiences. Learn more at newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2017 and for the full year of fiscal 2017, such as revenue, non-GAAP operating loss and non-GAAP net loss per share, its gross margin, operating leverage, deferred revenue, capital expenditures, capitalized software, expected margin expansion and losses in fiscal 2018, New Relic’s ability to achieve one-billion dollars in annualized revenue ending fiscal year 2022, the trajectory of revenue of the enterprise business in

Exhibit 99.1

relation to overall business, increases in pace of investment in the business in the coming quarters, New Relic’s ability and timing to achieve Non-GAAP operating income and positive free cash flow, market trends and opportunity, the broadening of integrations for New Relic Infrastructure over the next twelve months, joint go-to-market activities with Amazon, increasing seasonality, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, the availability and potential benefits from Project Seymour technology and the increase in percentage of revenue received from non-APM solutions and enterprise customers. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic's ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic's short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; New Relic’s ability to persuade New Relic’s customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including New Relic’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP net loss, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net loss per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Exhibit 99.1

New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by weighted average shares used to compute net loss per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic's operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic's business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic's common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Exhibit 99.1

Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
aschmitt@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Revenue	$68,096	$47,744	$190,143	$128,817
Cost of revenue	12,627	9,744	36,060	26,562
Gross profit	55,469	38,000	154,083	102,255
Operating expenses:
Research and development	14,377	12,015	45,087	31,385
Sales and marketing	43,458	35,153	122,626	93,201
General and administrative	11,578	9,070	32,647	26,014
Total operating expenses	69,413	56,238	200,360	150,600
Loss from operations	(13,944)	(18,238)	(46,277)	(48,345)
Other income (expense):
Interest income	325	158	796	448
Interest expense	(21)	(20)	(63)	(47)
Other expense, net	(280)	(163)	(517)	(196)
Loss before income taxes	(13,920)	(18,263)	(46,061)	(48,140)
Income tax provision (benefit)	(37)	92	23	153
Net loss	$(13,883)	$(18,355)	$(46,084)	$(48,293)
Net loss per share, basic and diluted	$(0.27)	$(0.37)	$(0.90)	$(1.01)
Weighted-average shares used to compute net loss per share, basic and diluted	52,328	48,953	51,297	48,001

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2016	March 31, 2016
Assets
Current assets:
Cash and cash equivalents	$80,170	$65,914
Short-term investments	115,406	125,414
Accounts receivable, net of allowance for doubtful accounts of $790 and $664, respectively	38,698	32,514
Prepaid expenses and other current assets	7,768	6,109
Total current assets	242,042	229,951
Property and equipment, net	49,329	40,147
Restricted cash	8,115	8,115
Goodwill	11,828	11,828
Intangible assets, net	2,896	3,661
Other assets	1,973	742
Total assets	$316,183	$294,444
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,205	$4,450
Accrued compensation and benefits	15,352	11,631
Other current liabilities	5,237	4,725
Deferred revenue	91,863	72,397
Total current liabilities	119,657	93,203
Deferred rent, non-current	8,551	4,658
Deferred revenue, non-current	1,029	2,326
Other liabilities, non-current	630	1,024
Total liabilities	129,867	101,211
Stockholders’ equity:
Common stock, $0.001 par value	53	50
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	431,762	392,511
Accumulated other comprehensive income (loss)	(65)	22
Accumulated deficit	(245,171)	(199,087)
Total stockholders’ equity	186,316	193,233
Total liabilities and stockholders’ equity	$316,183	$294,444

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss:	$(46,084)	$(48,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,356	11,058
Stock-based compensation expense	23,719	16,603
Other	822	817
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable	(6,478)	(10,010)
Prepaid expenses and other assets	(1,651)	(1,265)
Accounts payable	1,125	859
Accrued compensation and benefits and other liabilities	3,307	4,068
Deferred revenue	18,169	28,750
Deferred rent	3,052	199
Net cash provided by operating activities	9,337	2,786
Cash flows from investing activities:
Purchases of property and equipment	(16,601)	(8,119)
Acquisition of business, net of cash acquired	—	(5,498)
Increase in restricted cash	—	(3,400)
Purchases of short-term investments	(116,285)	(80,046)
Proceeds from sale and maturity of short-term investments	126,113	55,692
Capitalized software development costs	(3,075)	(5,316)
Net cash used in investing activities	(9,848)	(46,687)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	2,504	—
Proceeds from exercise of employee stock options	12,263	10,545
Net cash provided by financing activities	14,767	10,545
Net increase (decrease) in cash and cash equivalents	14,256	(33,356)
Cash and cash equivalents, beginning of period	65,914	105,257
Cash and cash equivalents, end of period	$80,170	$71,901

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of gross profit and gross margin:
GAAP gross profit	$55,469	$38,000	$154,083	$102,255
Plus: Stock-based compensation	475	333	1,369	893
Plus: Amortization of purchased intangibles	266	339	666	739
Plus: Amortization of stock-based compensation capitalized in software development costs	190	167	524	388
Plus: Employer payroll tax on employee equity incentive plans	17	9	69	12
Non-GAAP gross profit	$56,417	$38,848	$156,711	$104,287
GAAP gross margin	81%	80%	81%	79%
Non-GAAP adjustments	2%	1%	1%	2%
Non-GAAP gross margin	83%	81%	82%	81%
Reconciliation of operating expenses:
GAAP research and development	$14,377	$12,015	$45,087	$31,385
Less: Stock-based compensation	(2,390)	(1,684)	(7,453)	(4,223)
Less: Employer payroll tax on employee equity incentive plans	(60)	(127)	(276)	(195)
Non-GAAP research and development	$11,927	$10,204	$37,358	$26,967
GAAP sales and marketing	$43,458	$35,153	$122,626	$93,201
Less: Stock-based compensation	(3,479)	(2,588)	(9,650)	(6,634)
Less: Amortization of purchased intangibles	—	(10)	(25)	(35)
Less: Employer payroll tax on employee equity incentive plans	(58)	(85)	(335)	(416)
Non-GAAP sales and marketing	$39,921	$32,470	$112,616	$86,116
GAAP general and administrative	$11,578	$9,070	$32,647	$26,014
Less: Stock-based compensation	(1,774)	(1,751)	(5,247)	(4,853)
Less: Lawsuit litigation	(44)	(16)	(48)	(43)
Less: Amortization of purchased intangibles	—	(32)	(75)	(106)
Less: Transaction costs related to acquisition	—	(281)	—	(385)
Less: Employer payroll tax on employee equity incentive plans	(268)	(132)	(873)	(210)
Non-GAAP general and administrative	$9,492	$6,858	$26,404	$20,417
Reconciliation of loss from operations and operating margin:
GAAP loss from operations	$(13,944)	$(18,238)	$(46,277)	$(48,345)
Plus: Stock-based compensation	8,118	6,356	23,719	16,603
Plus: Lawsuit litigation	44	16	48	43
Plus: Amortization of purchased intangibles	266	381	766	880
Plus: Transaction costs related to acquisition	—	281	—	385
Plus: Amortization of stock-based compensation capitalized in software development costs	190	167	524	388
Plus: Employer payroll tax on employee equity incentive plans	403	353	1,553	833
Non-GAAP loss from operations	$(4,923)	$(10,684)	$(19,667)	$(29,213)
GAAP operating margin	(20%)	(38%)	(24%)	(38%)
Non-GAAP adjustments	13%	16%	14%	15%
Non-GAAP operating margin	(7%)	(22%)	(10%)	(23%)
Reconciliation of net loss:
GAAP net loss	$(13,883)	$(18,355)	$(46,084)	$(48,293)
Plus: Stock-based compensation	8,118	6,356	23,719	16,603
Plus: Lawsuit litigation	44	16	48	43
Plus: Amortization of purchased intangibles	266	381	766	880
Plus: Transaction costs related to acquisition	—	281	—	385
Plus: Amortization of stock-based compensation capitalized in software development costs	190	167	524	388
Plus: Employer payroll tax on employee equity incentive plans	403	353	1,553	833
Non-GAAP net loss	$(4,862)	$(10,801)	$(19,474)	$(29,161)
Reconciliation of net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.27)	$(0.37)	$(0.90)	$(1.01)
Non-GAAP adjustments to net loss	0.18	0.15	0.52	0.40
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.22)	$(0.38)	$(0.61)

Exhibit 99.1

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$5,500	$6,915	$9,337	$2,786
Capital expenditures	(8,111)	(1,511)	(16,601)	(8,119)
Capitalized software development costs	(1,342)	(1,220)	(3,075)	(5,316)
Free cash flows (Non-GAAP)	$(3,953)	$4,184	$(10,339)	$(10,649)
Net cash used in investing activities	$(21,636)	$(7,511)	$(9,848)	$(46,687)
Net cash provided by financing activities	$2,361	$3,701	$14,767	$10,545